                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    _________



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  April 9, 1997
                                                  ----------------------------

                           Commercial Bancshares, Inc.
------------------------------------------------------------------------------
                (Exact Name of Registrant as Specified in Charter)

           Ohio                        0-27894                   34-1787239
-------------------------------------------------------------------------------
State or Other Jurisdiction     (Commission File Number)        IRS Employer
    Of Incorporation                                         Identification No.

  118 South Sandusky Avenue, Upper Sandusky, Ohio                  43351
-------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code      (419) 294-5781
                                                   ----------------------------


-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

    Item 5 - Other Events
    ------

    The 1997 Annual Meeting of Shareholders of Commercial Bancshares, Inc. (the "Corporation") was held April 9, 1997. Three shareholder issues were addressed at this meeting.

    The first issue was the election of Class III Directors whose terms expire in the year 2000. The Corporation's four nominees, namely James A. Deer, Hazel Franks, Raymond E. Graves, and Richard Sheaffer were elected at the meeting. All nominees received at least 223,598 votes, of the 347,152 shares outstanding.

    The second issue was a proposal to amend the Corporation's Articles of Incorporation to increase the number of authorized shares from 1,000,000 to 4,000,000 and to eliminate par value for all shares including those currently authorized and issued. Holders of 184,534 shares, or 53.15% of the total voting power of the Corporation, voted in favor of the proposal. Passage of the proposal required approval by the holders of shares entitling them to exercise a majority of the total voting power of the Corporation. As the required majority was obtained, the proposal was approved.

    The final issue was a proposal for the adoption of an Incentive Stock Option Plan for Executive Officers of the Corporation. Approval of the proposal required a majority of the shares of the Corporation represented at the meeting in person or by proxy. Holders of 156,231 votes, or 69.47% of the shares represented in person or by proxy, voted in favor of the proposal. Therefore, the proposal was approved.

    Following the Annual Shareholders Meeting, the Board of Directors of the Corporation met and Richard Sheaffer was reelected to serve as Chairman of the Board.


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Commercial Bancshares, Inc.
                                           ------------------------------------
                                                        (Registrant)

    Date       April 14, 1997                   /S/ James A. Deer
        --------------------------         ------------------------------------
                                                    James A. Deer, Secretary